                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      International Rectifier Corporation
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      International Rectifier Corporation
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

[Logo]

INTERNATIONAL RECTIFIER CORPORATION
 233 Kansas Street, El Segundo, CA   90245   (310) 322-3331



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 1994


     The Annual Meeting of Stockholders of INTERNATIONAL RECTIFIER CORPORATION will be held on Monday, November 21, 1994 at 10 o'clock a.m. Pacific Standard Time at the HEXFET America facility of the Company at 41915 Business Park Drive, Temecula, California.

     The meeting will consider and act upon the following business:

     1    Election of three Directors.

     2    A proposal to amend the Stock Option Plan of 1992.

     3 Ratification of Coopers & Lybrand as independent auditors of the Company to serve for fiscal year 1995.

     4 Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 23, 1994 as the record date for determining those Stockholders who will be entitled to vote at the meeting.

     By order of the Board of Directors


                                        Gerald A. Koris
                                        Secretary

October 7, 1994


IMPORTANT: PLEASE FILL IN DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POST-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                 PROXY STATEMENT

GENERAL

     The accompanying Proxy is solicited by the Board of Directors of International Rectifier Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on November 21, 1994 and any adjournment thereof. The close of business on September 23, 1994 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying Proxy will be first mailed to Stockholders on or about October 7, 1994.

     Any Stockholder who gives a Proxy has the power to revoke it at any time before it is exercised by delivery of written notice of revocation to the Secretary of the Company prior to commencement of the Annual Meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a Proxy has been previously executed and returned. The Company will bear the cost of solicitation of proxies.

     The record date for the determination of shares entitled to notice of and to vote at the meeting is the close of business on September 23, 1994. As of September 23, 1994 there were 20,392,023 shares issued and outstanding of $1.00 par value Common Stock of the Company, the only class of voting securities outstanding. Each share of Common Stock of the Company is entitled to one vote; there is no cumulative voting.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of "votes cast" and will have
the same effect as negative votes.   "Broker non-votes" do not constitute a vote
"for" or "against" any matter and thus will be disregarded in calculation of "votes cast". If a broker or nominee has indicated on the proxy that it does not have discretionary authority to vote certain shares (i.e. "broker non-votes"), those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and may be entitled to vote on Proposals 1 and 3).



                               SECURITY OWNERSHIP

     The following table shows, as of September 23, 1994, the beneficial ownership of the Common Stock by owners of more than five percent of the Common Stock, by each director or nominee, and by all directors and officers as a group.


                                       AMOUNT BENEFICIALLY
     NAME                                   OWNED(1)           PERCENT OF CLASS

Eric Lidow                               1,409,515(2)                6.9%
Donald S. Burns                              2,000                    *
George Krsek                                24,000                    *
Rochus E. Vogt                              26,500                    *
Jack O. Vance                               22,700                    *
Robert J. Mueller                           28,000                    *
James D. Plummer                             -0-                      *
Alexander Lidow                            539,642                    *
Derek B. Lidow                             290,799(2)                 *
All Directors and Officers as a Group    2,209,961                  10.8%
     (11  persons)


* Less than 5%

                                        2

(1) Amount includes 210,500 shares exercisable under Company stock option plans on or within 60 days of the record date.
(2) Amount includes 138,915 shares owned of record by a trust of which Eric Lidow is the trustee and Derek B. Lidow is the beneficiary. In addition, there are 4,008 shares owned by Lidow Foundation of which Eric Lidow is a director. Eric Lidow disclaims any beneficial ownership in any such shares. Members of the Lidow family other than Messrs. Eric Lidow, Alexander Lidow and Derek B. Lidow are the beneficial owners of 80,033 shares. The 2,181,074 shares beneficially owned by members of the Lidow family constitute 10.7% of the shares outstanding.



                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     There are nine directors on the Company's Board. The directors are divided into three classes, and the director in each class serve three-year terms expiring in successive years. At the 1994 Annual Meeting, the term of office of Class Three expires, and three directors are expected to be elected with terms expiring upon the election and qualification of their successors at the 1997 Annual Meeting of Stockholders.

     It is intended that Proxies received by the Board of Directors will be voted for the election of the nominees for director named below, unless authority to do so is withheld. Messrs. Eric Lidow, Donald S. Burns and James
D. Plummer are at present directors of the Company.   It is not contemplated
that any nominee will be unable to serve as a director, but if that contingency should occur prior to the Annual Meeting, the holders of Proxies reserve the right to substitute and vote for another person of their choice.

     The affirmative vote of holders of a majority of shares of the Company's Common Stock represented at the meeting in person or by Proxy is required to elect any nominee for director.


NOMINEES FOR DIRECTORS

     The following persons are nominees for director with terms expiring in
1997.
                                                                    DIRECTOR
NAME                     AGE       PRINCIPAL OCCUPATION               SINCE
- - ----                     ---       --------------------             --------
CLASS THREE
TERM ENDING 1997

Eric Lidow               81        President, Chairman of the Board   1947
                                   and Chief Executive Officer

Donald S. Burns (1)      69        President, Chairman of the Board   1993
                                   and Chief Executive Officer,
                                   Prestige Holding, Ltd.

James D. Plummer (1)     49        John M. Fluke Professor of         1994
                                   Electrical Engineering and
                                   Director of Integrated Circuits
                                   Laboratory, Stanford University

________________________________________________________________________
CLASS ONE
TERM ENDING 1995

George Krsek             73        President, Konec, L.L.C.,        1979
                                   a management consulting firm

Jack O. Vance            69        Managing Director, Management    1988
                                   Research, a management
                                   consulting firm

Derek B. Lidow (1)       41        Executive Vice President         1994
________________________________________________________________________

CLASS TWO
TERM ENDING 1996

Rochus E. Vogt           64        Professor of  Physics,           1984
                                   California Institute of
                                   Technology

Robert J. Mueller        65        Executive Vice President -       1990
                                   External Affairs and
                                   Business Development

Alexander Lidow (1)      39        Executive Vice President,        1994
                                   Operations
________________________________________________________________________


(1) As permitted by the Company's Bylaws, Donald S. Burns was elected a director on February 26, 1993 by the Board of Directors, thereby increasing the Board from six to seven members. Alan E. Lidow resigned from the Board on May 31, 1994. On September 14, 1994 James D. Plummer, Alexander Lidow and Derek B. Lidow were elected directors, as permitted by the Company's Bylaws, thereby increasing the Board from seven to nine members. Alexander Lidow and Derek B. Lidow are sons of Eric Lidow.

      The above named directors have held their respective employment positions during the past five years except Jack O. Vance, who previously was a Director of McKinsey & Co., Inc., a management consulting firm, from 1960 to 1989; and George Krsek, who was President of Houba, Inc., a pharmaceutical firm, from 1975 to July 1994. Messrs. Mueller, Alexander Lidow and Derek B. Lidow have been employed by the Company for more than five years in various executive officer positions.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has an Audit Committee and a Compensation Committee but not a Nominating Committee. Both the Audit Committee and the Compensation Committee currently consist of Messrs. Burns, Krsek, Vance, and Vogt, each of whom is not an officer or employee of the Company ("Non-Employee Director"). The Audit Committee monitors the Company's basic accounting policies, reviews audit and management reports, and makes recommendations regarding the appointment of the independent auditors. The Audit Committee held three meetings in the fiscal year. The Compensation Committee, formed in November, 1992, has the responsibility for setting key executive compensation and for granting stock options. (See "Compensation Committee
Report" below).   The Compensation Committee met three times in fiscal 1994.
The Board of Directors met four times in fiscal 1994.   No director
attended less than 75% of meetings of the Board of Directors and of a committee on which he served during the fiscal year.

     Non-Employee Directors receive fees of $30,000 per annum for participation
on the Board and its Committees.   Under the current Stock Option Plan of 1992,
such directors are automatically granted stock options for 2,500 shares on each January 1 during the term of such plan. Such automatic grants commenced on January 1, 1993. In addition, each Non-Employee Director elected after the 1992 Annual Meeting of Stockholders is automatically granted upon initial election an option to purchase 10,000 shares and each Director in office on the date of such stockholders meeting was granted an option to purchase 10,000
shares.   Non-Employee Directors are not eligible to receive any other options under the Stock Option Plan of 1992. The aggregate number of shares for which options may be granted to any Non-Employee Director under both the Stock Option Plan of 1992 and the Stock Option Plan of 1984 cannot exceed 30,000 shares. Non-Employee Director options become exercisable at the rate of 20% per annum commencing on the first anniversary of the date of grant. For the proposed amendment to the Stock Option Plan of 1992 as it relates to Non-Employee Director compensation, see "Proposed Amendment to Stock Option Plan of 1992" below.

                             EXECUTIVE COMPENSATION

     The following table and accompanying notes summarize the aggregate compensation of the five highest paid executive officers of the Company, and the stock option grants awarded to such executive officers for each of the last three fiscal years.

                SUMMARY COMPENSATION TABLE -  ANNUAL COMPENSATION


                                                                                    Long Term
                                                                    Other         Compensation
                                                                    Annual        ------------
Name and                        Fiscal     Salary       Bonus      Compensation      Options
Principal Position               Year       ($)          ($)          ($)              (#)
- - ----------------------------------------------------------------------------------------------

Eric Lidow (1), President,       1994     557,200 (2)   110,000      ----          60,000
Chairman and                     1993     564,177 (3)    ----        ----          ---
Chief Executive Officer          1992     504,808        ----        ----          ---

Alexander Lidow                  1994     307,200        60,000      ----          40,000
Executive Vice President,        1993     312,969           400      ----          ---
Operations                       1992     319,580        ----        ----          ---

Derek B. Lidow                   1994     307,200        60,000      ----          40,000
Executive Vice President         1993     312,969        ----        ----          ---
                                 1992     319,580        ----        ----          ---

Robert J. Mueller                1994     299,000        59,800      ----          15,000
Executive Vice President -       1993     310,842        ----        ----          ---
External Affairs and Business    1992     313,327        ----        ----          ---
Development

Michael P. McGee                 1994     188,214        40,000      ----          15,000
Vice President-Finance,          1993     128,600        ----        ----          ----
Chief Financial Officer          1992     127,906        ----        ----          1,500


                                        5



(1) The Company entered into an executive agreement with Eric Lidow dated May 15, 1991. See "Executive Agreement" below.
(2) Mr. Lidow's salary in 1994 included the $550,000 salary under his executive agreement and an automobile allowance granted key executives.
(3) Mr. Lidow's salary in 1993 included the $550,000 salary under his executive agreement, an automobile allowance granted key executives and an amount reflecting a difference in pay periods that year.




                        OPTION GRANTS IN LAST FISCAL YEAR

          The following table and accompanying notes summarize options granted to each executive officer of the Company in fiscal 1994 and projects potential realizable gains at hypothetical assumed annual compound rates of appreciation. There were no grants of SARs to the executive officers in fiscal 1994.


                                   Percent of                                Potential Realizable Value
                                   total options                             at Assumed Annual Rates
                                   granted to                                of Stock Price Appreciation
                                   employees                                 for Option Term (4)
                   Options         in fiscal      Exercise      Expiration
                   Granted           year         Price          Date(3)      5% ($)          10% ($)
NAME              (#)(1)(2)                       ($/SH)
- - ---------------------------------------------------------------------------------------------------------

Eric Lidow          60,000           26.4%        15.00          6/29/04      567,000        1,436,400
Alexander Lidow     40,000           17.6%        15.00          6/29/04      378,000          957,600
Derek B. Lidow      40,000           17.6%        15.00          6/29/04      378,000          957,600
Robert J. Mueller   15,000            6.6%        15.00          6/29/04      141,750          359,100
Michael P. McGee    15,000            6.6%        15.00          6/29/04      141,750          359,100

In addition, 57,500 options were granted to other employees of the Company.


(1) Options become exercisable at a rate of 20% per annum commencing on the first anniversary of the date of grant.
(2) Under the terms of the Stock Option Plan of 1992, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.
(3) Subject to earlier termination in certain events related to termination of employment.
(4) These values are solely the mathematical results of hypothetical assumed appreciation of the market value of the underlying shares at an annual rate of 5% and 10% over the full ten-year term of the options, less the exercise price. Actual gains, if any, will depend on future stock market performance of the Company's Common Stock, market factors and conditions, and each Optionee's continued employment through the applicable vesting periods. The Company makes no prediction as to the future value of these options or of its Common Stock, and these values are provided solely as examples required by the proxy reporting rules of the Securities and Exchange Commission.



OPTIONS

The following table shows for each of the five highest paid executive officers the shares acquired on exercise of options in fiscal 1994 and certain information regarding outstanding options held by them at the end of fiscal 1994.



                    OPTION EXERCISES AND YEAR-END VALUE TABLE
    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Value




                                                                 Number of
                                                                 Securities              Value of
                                                                 Underlying            Unexercised
                                                                 Unexercised           In-the-Money
                                                                 Options                  Options
                                                                 at FY-End (#)         at FY-End ($)
                                                                 --------------        -------------
                     Shares Acquired               Value         Exercisable/           Exercisable/
      Name           on Exercise (#)         Realized ($)(1)      Unexercisable         Unexercisable(1)
- - ----------           ---------------         ---------------     --------------        -----------------

Eric Lidow                     0                     0            82,000/93,000           408,000/117,000
Alexander Lidow                0                     0            37,000/58,000           132,000/43,000
Derek B. Lidow                 0                     0            28,600/52,400           132,000/43,000
Robert J. Mueller           5,000                35,625           18,000/22,000            99,000/28,500
Michael P. McGee               0                     0             4,100/17,400             9,075/27,988


(1)  Based on market value of $13.00 on the date of exercise.
(2) Based on market value of $15.25 at the end of fiscal 1994, minus the exercise price of "in the money" options. The exercise price of outstanding options ranges from $7.00 to $21.625.



EXECUTIVE AGREEMENT

     The Company entered into an executive agreement with Eric Lidow dated May 15, 1991, providing for his continued employment with the Company for a six-year period as Chief Executive Officer and President or in such other position as the Board of Directors may determine. The agreement provides for an annual salary of $500,000, which may be increased at the discretion of the Board and was so increased on May 8, 1992 to $550,000. Upon Mr. Lidow's retirement from the Company (or a change in control) he will receive annual payments of 90% of his then current salary. Upon Mr. Lidow's death, payments will be continued to his wife, if she survives him, in an amount equal to two-thirds of his then current annual salary or retirement benefit for the remainder of her life. At fiscal year end Mr. Lidow was entitled to receive upon retirement, $495,000 a year for the remainder of his life and his wife would thereafter receive approximately $330,000 a year for the remainder of her life. In connection with the executive agreement $572,000 was expensed in fiscal 1994.

TRANSACTIONS WITH MANAGEMENT/FAMILY RELATIONSHIPS

      The Company leases two parcels of real property in El Segundo, California, owned by Alexander Lidow and paid rent totaling $83,052 during the 1994 fiscal year. One lease has a five year term expiring July 31, 1995; the other lease has a ten year term expiring March 31, 1996.

     During the fiscal year $88,277.70 was paid to Hart International Enterprises, a real estate brokerage owned by Janet K. Hart, for real estate brokerage services rendered from March, 1993 through December, 1993. Ms. Hart is the wife of Alexander Lidow. The Company believes that the brokerage services of Ms. Hart were obtained at more favorable rates than customarily charged by others for such services.


The following information contained under the captions "Compensation Committee Report" and "Stock Price Performance" shall not be deemed "soliciting material" or "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 in the absence of specific reference to such captions and information.



                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") currently consists of four of the independent, Non-Employee Directors of the Company; such directors are listed below. The compensation of the five officers who comprise the Executive Team, the top management operating group of the Company, is determined by the Committee (see "Executive Compensation" above). The Committee also reviews (but does not set) the salaries of all other employees having annual compensation of $150,000 or more.

     The Company's executive compensation program includes competitive base salaries, annual bonuses and stock options. The Committee's policy is to set base salaries generally within the competitive range for similar positions in high technology companies, based on information of a broad range of such companies obtained from an independent survey of executive compensation. A cash bonus is a variable and performance-reflective portion of the compensation package. In general, cash bonuses are subjective, but the Committee takes into consideration such factors as profitability in the particular fiscal year, Company stock performance, outstanding achievements (for example in new product introduction), and improvement in market share and industry position. Stock options, designed to align the interests of the executives to those of the stockholders, are granted to provide long-term incentives linked to an increase in the market price of Company stock by awarding options at the fair market value on the day of grant. Outstanding options are currently exercisable in annual 20% increments over a five year period.

     In implementation of the above compensation program, the Committee took the following actions for the past fiscal year. Base compensation levels were not changed. The salary of the Chief Executive Officer is based on an agreement entered into before the formation of the Committee (see "Executive Agreement" above) and no increase therein was made in the fiscal year. Cash bonuses were awarded for fiscal 1994 to each executive officer of approximately 20% of his base salary (see "Executive Compensation" above). The Committee believes the Company's performance was a result of the combined efforts of all executives working together and, therefore, granted a 20% bonus to each executive. Additional stock options were granted to the key executives (see "Option Grants in Last Fiscal Year" above), based on a subjective evaluation of overall management performance and individual responsibility and authority.


          Donald S. Burns                    George Krsek
          Jack O. Vance                      Rochus E. Vogt

                             STOCK PRICE PERFORMANCE

     The following graph compares the Company's cumulative stockholder return on its common stock (i.e. change in stock price plus reinvestment of any dividends) measured against the cumulative total return of the Standard and Poor's 500 Stock Index and Standard and Poor's High Technology Composite Index peer group. The stock price performance shown in this graph which assumes $100 was invested on June 30, 1989, is not necessarily indicative of and not intended to suggest future stock price performance.


                                     [GRAPH]


                    6/30
                    1989    1990       1991      1992      1993     1994

The Company         100    242.11     321.05    168.42    265.79   315.79
S&P 500             100    116.49     125.10    141.88    161.22   163.49
S&P High Tech       100    112.74     106.10    112.62    131.55   142.46


                     AMENDMENT TO STOCK OPTION  PLAN OF 1992
                                  (PROPOSAL 2)

PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN

     The Stockholders of the Company approved the Stock Option Plan of 1992 (the "Plan") at the Annual Meeting of Stockholders on November 23, 1992. The full text of the proposed amendment to the 1992 Plan (the "1992 Plan (Amended)") is set forth in the Exhibit to this Proxy Statement. The following summary of such proposed amendment is qualified by this reference to that text.

     The Board of Directors has approved the submission to the Stockholders of an amendment to the Stock Option Plan of 1992, designed to secure and retain the services of qualified Non-Employee Directors. The amendment would grant Non-Employee Directors additional stock options not provided for by the Company's current Plan and otherwise amend the Plan respecting vesting of such rights to provide that: 1) each Non-Employee Director holding office on August 9th be granted, in addition to options he now holds, an option to purchase 10,000 shares of Company common stock at a price equal to the closing price on the New York Stock Exchange on August 9, 1994 ($18.625 per share);
2) each Non-Employee Director elected after August 9, 1994 be granted an option to purchase 20,000 shares of common stock on the date of election at a price equal to such day's closing price on the New York Stock Exchange in lieu of the current grant of an option to purchase 10,000 shares; 3) an option to purchase 2,500 shares be granted as of the first day of each January beginning January 1, 1995 and ending January 1, 1998, totaling 10,000 shares to each Non-Employee Director in office for all four years; 4) all options held by Non-Employee Directors for at least one year from the date of grant shall accelerate and become fully vested, in addition to those events described in the current Plan, upon death, or after five consecutive years of service, voluntary resignation or decision not to stand for re-election to the Board; 5) the term of the Plan shall be extended to December 31, 1999; 6) a limit of 50,000 shares shall be imposed on options granted to Non-Employee Directors in aggregate under this Plan and the 1984 Plan; and 7) a limit of 100,000 shares shall be imposed on options granted to any individual in any calendar year under the 1992 Plan (Amended). No other amendments are proposed to the current Plan. For information concerning the current operation of the 1992 Plan with respect to Non-Employee Directors see "Committees and Meetings of the Board of Directors", above (last paragraph).

DESCRIPTION OF THE 1992 PLAN (AMENDED)

     Options to purchase shares under the 1992 Plan (Amended) may be granted to those present and future employees (including officers and employee directors) of the Company or its subsidiaries selected by the Compensation Committee as persons who contribute to the continued growth and development and financial success of the Company or any of its subsidiaries. The only options available for grant under the 1992 Plan (Amended) are nonqualified options.
The maximum number of shares of Common Stock that may be issued pursuant to options granted under the 1992 Plan (Amended) is one and one-half percent (1-1/2%) of the number of shares of Common Stock outstanding on January 1, 1993, increased each January 1 during the term of the 1992 Plan (Amended) by a number equal to one and one-half percent (1-1/2%) of the number of shares of Common Stock then outstanding. Any shares subject to unexercised options that expire or are terminated may be subject to grant of other options under the 1992 Plan (Amended). The number of shares reserved under the 1992 Plan (Amended) is subject to adjustment in certain circumstances including a change in control, stock dividends, stock splits, reorganization, reclassification or recapitalization of the Common Stock.

     The exercise price of a stock option may not be less than 100% of the fair market value of the stock on the date the option is granted. Upon exercise of an option, the full purchase price must be paid in cash. The 1992 Plan (Amended) provides that options are subject to the transfer restrictions set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Unless sooner terminated, the 1992 Plan (Amended) will expire on December 31, 1999 if the amendment is approved by the Stockholders and December 31, 1997 if the Plan remains in effect, after which time no further options may be granted, provided that shares may be issued thereafter pursuant to options granted prior to such date.

     Under the 1992 Plan (Amended), Non-Employee Directors will be automatically granted stock options for 2,500 shares on each January 1 during the term of the 1992 Plan (Amended). In addition, each Non-Employee Director elected at or after the 1994 Annual Meeting of Stockholders will automatically be granted upon initial election an option to purchase 20,000 shares. Each Non-Employee Director in office during fiscal 1994 will be automatically granted, in addition to the options he already holds, an option to purchase 10,000 shares in addition to the option to purchase 10,000 shares automatically granted upon original Stockholder adoption of the Plan in 1992. Notwithstanding the foregoing, the aggregate number of shares for which options may be granted to any Non-Employee Director under the 1992 Plan (Amended) and under the Stock Option Plan of 1984 shall not exceed 50,000 shares. Non-Employee Directors will not be eligible to receive any other options under the 1992 Plan
(Amended). Non-Employee Director options will become exercisable at the rate of 20% per annum commencing on the first anniversary of the date of grant, subject to acceleration upon death or voluntary resignation or decision not to stand for re-election.

ADMINISTRATION OF THE PLAN

     The provisions of the 1992 Plan (Amended) relating to Non-Employee Director options are automatic and, to the maximum extent possible, self-effectuating. The provisions governing employee options are administered by the Compensation Committee which currently consists of no fewer than three Board members appointed by the Board. The Compensation Committee may determine and designate those employees (including officers and employee directors) who are to be granted stock options under the 1992 Plan (Amended), the number of shares to be subject to such options and the specific terms and conditions of the options granted and generally will have broad powers under the 1992 Plan (Amended) to provide for adjustments and, in certain circumstances, to amend options. The Compensation Committee also has authority, subject to the express provisions of the 1992 Plan (Amended), to interpret and construe any provisions thereof.

AMENDMENTS

     The 1992 Plan (Amended) provides that the Board may, at any time, suspend, discontinue, or amend the 1992 Plan (Amended), so long as such action does not impair rights under any options previously granted thereunder and so long as Stockholder approval is obtained for any such amendment which materially increases the maximum number of shares or the benefits accruing to participants under the 1992 Plan (Amended) or materially modifies the requirements as to eligibility for participation. Certain amendments permitted under the 1992 Plan (Amended) without further Stockholder approval may increase the cost of the 1992 Plan (Amended) to the Company or change the allocation of benefits under the 1992 Plan (Amended).

EMPLOYEE OPTIONS

     No stock option granted to an employee under the 1992 Plan (Amended) may be exercised more than ten years after the date it is granted or such shorter period as the Committee may determine. In the event an employee ceases to be employed by the Company, the Committee may determine the effect of termination on the rights and benefits under the options and in so doing may make distinctions based upon cause of termination.

NON-EMPLOYEE DIRECTOR OPTIONS

     No stock option granted to a Non-Employee Director under the 1992 Plan (Amended) may be exercised more than ten years after the date it is granted. In the event of a Non-Employee Director's death, options held by such director shall fully vest and remain exercisable for one year. If a Non-Employee Director voluntarily resigns or decides not to stand for re-election after five consecutive years of service on the Board, options held by such director for at least one year from the date of grant will immediately become and remain fully exercisable for one year. If a Non-Employee Director's service is terminated for any reason other than death, voluntary resignation or decision not to stand for re-election after five consecutive years of service on the Board, options held by such director will remain exercisable for three months. The non-exercisable portion of such options will terminate upon a termination of service of the director.

FEDERAL INCOME TAX CONSEQUENCES

     The grant of a stock option under the 1992 Plan (Amended) will not result in taxable income to the recipient at the time of the grant. When the option holder exercises the option, however, the option holder will recognize ordinary income equal to the difference between the option price and the fair market value of the shares at the time of exercise. The Company is entitled to a corresponding deduction at the same time and in the same amounts as the income
recognized by the option holder.   Upon a subsequent disposition of the shares,
the option holder will receive a short-term or a long-term capital gain or loss, depending on the length of time the shares are held. The Company will not be entitled to any further deduction at that time.

     If, as a result of certain changes in control of the Company, a recipient's options become immediately exercisable, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment". The additional value will be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the recipient's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such recipient's average annual taxable compensation will be subject to a 20% nondeductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

      Effective January 1, 1994, the amount which may be deducted by the Company with respect to compensation paid to the Chief Executive Officer and four other most highly compensated executives is limited to $1 million per tax year for each individual. This limitation will not apply to an award granted under the 1992 Plan (Amended) on or before February 17, 1993, provided that such award was made pursuant to a written binding contract which has not been materially modified since that date. In addition, certain awards under the 1992 Plan (Amended) may be exempt from the $1 million limit because of a "performance-based" exception.

OTHER

     On September 23, 1994, the closing sale price of the Company's Common Stock reported on the New York Stock Exchange - Composite Tape was $20.25 per share.

RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for adoption of the 1992 Plan (Amended). Stockholders should note that because Non-Employee Directors will receive (subject to re-election and Stockholder approval) additional options under this proposal, all Non-Employee Directors have a personal interest in its approval. However, members of the Board believe that the adoption of the 1992 Plan (Amended) is in the best interest of the Company and its Stockholders. Accordingly, the Board of Directors recommends a vote FOR this proposal.



                             INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 3)

     The Board of Directors, on the recommendation of the Audit Committee, proposes that Coopers & Lybrand, independent auditors of the Company for many years, be elected as independent auditors of the Company to serve until the Annual Meeting of Stockholders in 1995. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

     Although this appointment is not required to be submitted to a vote of the Stockholders, the Board believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment by the affirmative vote of a majority of the shares represented either in person or by proxy at the Annual Meeting, the selection of another independent auditor will be considered by the Board of Directors.

     The Board of Directors recommends a vote FOR this proposal.



                         STOCKHOLDER PROPOSALS FOR 1995

     Eligible Stockholders' proposals for the 1995 Annual Meeting of Stockholders of the Company must be received at the Company's office at 233 Kansas Street, El Segundo, California 90245 no later than June 9, 1995.

                                  MISCELLANEOUS

     Management does not know of any business to be presented other than the matters set forth in the Notice of Meeting. However, if other matters properly come before the meeting, it is the intention of the Proxies to vote in accordance with their best judgment on such matters.

     The expense of preparing, assembling, printing and mailing the Proxy and the material used in the solicitation of Proxies will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mails, but the officers and regular employees of the Company may solicit Proxies personally or by telephone or by special letter. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

     A copy of the Annual Report of the Company for the fiscal year ended June 30, 1994, including financial statements for the year then ended, is transmitted herewith.


                                   By Order of the Board of Directors




                                   Gerald A. Koris
                                   Secretary





October 7, 1994

                                    EXHIBIT

                       INTERNATIONAL RECTIFIER CORPORATION
                       STOCK OPTION PLAN OF 1992 (AMENDED)

1.  PURPOSE

     The purpose of this Plan is to enable the Company and its Subsidiaries to attract, retain and motivate their employees, directors and officers by providing incentives related to equity interests in, and the financial performance of, the Company.

2.  DEFINITIONS

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1954, as amended from time to time, and the regulations promulgated thereunder.

     (c) "Committee" means the Compensation Committee (or any successor) of the Board which Committee shall consist of not less than three members of the Board.

     (d) "Common Stock" means the common stock, $1.00 par value, of the Company.

     (e) "Company" means International Rectifier Corporation, a Delaware corporation.

     (f) "Date of Grant" means the date on which an Option is granted, which, unless otherwise specified by the Committee, shall be the date on which the Committee adopts a resolution granting an option, or in the case of Options granted under Section 6, the applicable dates set forth therein.

     (g) "Employee" means any person, including any director of the Company, who is an officer or employee of the Company or any of its Subsidiaries.

     (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (i) "Fair Market Value" of a share of Common Stock means the closing sale price reported for any applicable date on the New York Stock Exchange-Composite Tape or, if there is no sale on such date, for the nearest preceding date upon which such a sale took place.

     (j) "Non-Employee Director" means a member of the Board who is not an officer or employee of the Company.

     (k) "Option" means an option granted hereunder to purchase a specified number of shares of Common Stock.

     (l) "Optionee" means an Employee or Non-Employee Director who is granted an Option and such person's Successor.

     (m) "Option Price" means the price per share to be paid in cash upon exercise of an Option for the purchase of shares subject to the Option.

     (n) "Option Agreement" means a written agreement between the Company and the Employee evidencing the grant of an Option and setting forth the terms and conditions upon which the Option may be exercised, as the same may be amended from time to time consistent with the terms of this Plan.

     (o) "Option Term" means the period during which an Option may be exercised.

     (p) "Plan" means the International Rectifier Stock Option Plan of 1992 (Amended), as set forth herein and as amended from time to time.

     (q) "Subsidiary" means any corporation fifty percent (50%) or more of the outstanding voting stock or voting power of which is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent (50%) or more ownership interest.

     (r) "Successor" means the executor or administrator of an Optionee's estate, or that person or persons to whom is transferred, by will or the laws of descent and distribution, the right to exercise an Option.

3.  ADMINISTRATION

     (a) POWERS OF THE COMMITTEE. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

           (i) Adopt, amend and rescind rules and regulations relating to this Plan;

           (ii) Determine which persons (other than Non-Employee Directors) qualify as eligible persons under this Plan and to which of such eligible persons, if any, Options will be granted hereunder;

           (iii) Grant such Options to eligible persons and determine the terms and conditions thereof, including but not limited to the number of shares of Common Stock issuable pursuant thereto, and the times (not more than ten years after the Date of Grant) at which and conditions upon which Options become exercisable or vest or shall expire or terminate;

           (iv) Determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and determine the circumstances under and manner in which, consistent with the provisions of Section 9, any outstanding Option may be amended; and

           (v) Interpret and construe this Plan and the terms and conditions of any Option granted hereunder, whether before or after the date set forth in
Section 10;

which authority (except as to clause (ii), with respect to the grant and maximum term of Options, and clause (iii) above) shall remain in effect so long as any Option remains outstanding under this Plan.

     (b) SPECIFIC COMMITTEE RESPONSIBILITY AND DISCRETION REGARDING OPTIONS. Subject to the express provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Option granted under this Plan, which terms and conditions may include (subject to such limitations as the Committee may from time to time, whether before or after the date of grant, impose) among others, provisions that:

           (i) Accelerate the receipt of benefits pursuant to an Option upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee;

           (ii) Authorize the conversion, succession or substitution of outstanding Options upon the occurrence of an event of the type described in
Section 8, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and/or

           (iii)  Provide for automatic grants of Options or successive Options.

     (c) GOOD FAITH ACTIONS. No member of the Committee shall be personally liable for any action or determination made in good faith.

     (d) RESTRICTION ON NON-EMPLOYEE DIRECTOR OPTIONS. Notwithstanding subsections 3(a) and 3(b), the provisions of Section 6 relating to Non-Employee Director Options shall be non-discretionary, automatic and, to the maximum extent possible, self-effectuating.

4.  OPTIONS

     (a) OPTION GRANT. The Committee on behalf of the Company may grant from time to time one or more Options to purchase a specified number of shares of Common Stock at a specified price to any Employee or Employees who the Committee determines to have the ability to make a substantial contribution to the growth and profitability of the Company or any of its Subsidiaries.

     (b) OPTION AGREEMENT. The grant of an Option shall be evidenced by a written Option Agreement executed by the Company and the Optionee, specifying the number of shares of Common Stock subject to the Option, the Option Price and the Option Expiration Date and containing such other provisions, not inconsistent herewith, as may be prescribed by the Committee.

     (c) OPTION PRICE. The Option Price of each Option granted to an Employee shall be as determined by the Committee but in no event shall be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. The Option Price must be paid in full in cash upon exercise of the Option.

     (d) OPTION EXERCISE. Options may be exercised at such times and in such manner as shall be prescribed by the Committee in the Option Agreement, except that no Option shall be exercisable under any circumstances more than ten (10) years after the Date of Grant.

     (e) EFFECT OF EMPLOYEE TERMINATION. The Committee shall establish in respect of each Option granted to an Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

5.  NUMBER OF  SHARES SUBJECT TO OPTIONS

     The maximum number of shares of Common Stock which may be issued under this Plan and as to which Options may be granted is equal to one and one-half percent (1-1/2%) of the number of shares of Common Stock outstanding on January 1, 1993, provided, however, that on January 1, 1994 and on each January 1 thereafter, such maximum number shall be increased by the number of shares equal to one and one-half percent (1-1/2%) of the number of shares issued and outstanding on each such date. Any shares of Common Stock subject to unexercised options, to the extent such Options remain unexercised at the expiration or termination thereof, may be subject to the grant of other Options under this Plan. The number of shares which may be issued under this Plan and as to which Options may be granted shall be further subject to adjustment in accordance with Section 8 hereof and as may be required in order to satisfy any applicable requirements of Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time ("Rule 16b-3"). The maximum number of shares of Common Stock subject to Options granted during any calendar year under this Plan shall not exceed 100,000 shares.

6.  NON-EMPLOYEE DIRECTOR OPTIONS

     (a) OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. Subject to approval of the amendment of this Plan by the Stockholders, there shall be granted each January 1 during the term of this Plan (without any action by the Board or Compensation Committee) to each Non-Employee Director then in office an Option to purchase 2,500 shares of Common Stock. In addition, each Non-Employee Director elected at or after the 1994 Annual Meeting of Stockholders shall be automatically granted upon initial election an option to purchase 20,000 shares. Each Non-Employee Director in office on August 9,
1994 shall be automatically granted, in addition to the option to purchase 10,000 shares granted to him upon initial Stockholder approval of the Plan, an option to purchase 10,000 shares. Notwithstanding the foregoing and subject to the adjustments provided by Section 6(f) of this Plan and Section 12 of the Company's Stock Option Plan of 1984 (the "1984 Plan"), the aggregate number of shares for which options may be granted to any Non-Employee Director under both this Plan and the 1984 Plan shall not exceed 50,000 shares. Any option grants under this subsection 6(a) that would otherwise exceed the maximum number of shares in Section 5 shall be prorated within such limitation.

     (b) OPTION PRICE. The Option Price of each Non-Employee Director Option shall be 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. The Option Price must be paid in full in cash upon exercise of the Option.

     (c)  OPTION PERIOD AND EXERCISABILITY.  Each Option granted under this
Section 6 and all rights and obligations thereunder shall expire ten (10) years after the Date of Grant and shall be subject to earlier termination as provided below. Each Option granted under this Section 6 shall become exercisable at the rate of 20% per annum commencing on the first anniversary of the Date of Grant and each subsequent anniversary through the fifth anniversary.

     (d) EFFECT OF TERMINATION OF DIRECTORSHIP. In the event of a Non-Employee Director's death, an Option granted pursuant to this Section 6 held by such Non-Employee Director shall immediately become fully vested and remain fully exercisable for one year after the date of death or until the expiration of the stated term of such

Option, whichever first occurs   If, after at least five consecutive years of
service on the Board, a Non-Employee Director voluntarily resigns or decides not to stand for re-election, then an Option granted under this
Section 6 held by such Non-Employee Director for at least one year from the date of grant shall immediately become and shall remain fully exercisable for one year after the date of such resignation or decision to stepdown or until the expiration of the stated term of such Option, whichever occurs first, and shall thereafter terminate. If a Non-Employee Director's services as a member of the Board terminate for any reason other than death or, after five consecutive years of service on the Board, resignation or decision to step down, any portion of an Option granted pursuant to this Section 6 which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term of the Option, whichever first occurs. Notwithstanding anything to the contrary in this Plan, no Options granted under this Section 6 shall be accelerated to a date less than six months after the Date of Grant of such Option.

     (e) ACCELERATION UPON A CHANGE IN CONTROL EVENT. Upon the occurrence of a Change in Control Event (as defined below), each Option granted under this
Section 6 shall become immediately exercisable in full; provided, however, that none of the Options granted under this Section 6 shall be accelerated to a date less than six months after the Date of Grant of such Option.

     For purposes of this Section, "Change in Control Event" means:

           (i) Approval by the Stockholders of the Company of the dissolution or liquidation of the Company;

         (ii) Approval by the Stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by Stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization);

          (iii) Approval by the Stockholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary;

          (iv) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person (or a person that includes another person) having such ownership at the time of adoption of this Plan) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or

          (v) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, except to the extent that the election, or the nomination for election by the Company's Stockholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period or were persons approved by such vote.

     (f) ADJUSTMENTS. Options granted under this Section shall be subject to adjustment as provided in Section 8, but only to the extent that (a) such adjustment and the Committee's actions in respect thereof or otherwise satisfy applicable criteria for disinterested administration under Rule 16b-3, (b) such adjustment in the case of a Change in Control Event is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Company, and (c) such adjustment is consistent with adjustments to Options held by persons other than executive officers or directors of the Company.

     (g) LIMITATION ON AMENDMENTS. The provisions of this Section shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision).

7.  NO RIGHT TO EMPLOYMENT

     Neither the existence of this Plan nor the grant of any Option pursuant to this Plan shall create in any Optionee the right to continue to be employed by or to otherwise provide service to the Company or a Subsidiary.

8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     If (a) the outstanding securities of the class then subject to this Plan (the "outstanding shares") (1) are increased, decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, or the like or (2) are exchanged for or converted into cash, property or a different number or kind of securities (of if cash, property or securities are distributed in respect of the outstanding shares), as a result of a reorganization, merger, consolidation, recapitalization, restructuring, or reclassification, or (b) substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate equitable and proportionate adjustments in (w) the fixed number of shares for which Options under Section 6 will be granted thereafter, (x) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan, (y) the maximum number and type of shares or other securities that may be issued pursuant to Options thereafter granted under this Plan, and (z) such other terms as necessarily are affected by such event.

9.  AMENDMENT AND TERMINATION

     (a) BOARD AUTHORIZATION. Subject to the limitations in subsection 6(g), the Board may amend or suspend this Plan at any time and in any manner. No amendment, suspension or termination of this Plan may affect adversely, in any material respect, without the consent of the Optionee, the rights of an Optionee with respect to an Option previously granted. Adjustments contemplated by
Section 8 shall not be deemed to constitute adverse changes of such type.

     (b) STOCKHOLDER APPROVAL. If any amendment would (i) materially increase the benefits accruing to Optionees under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to stockholder approval.

10.  TERM OF PLAN

     No Option may be granted under this Plan after December 31, 1999 or such earlier date as may be determined by the Board, provided that shares may be issued thereafter pursuant to Options granted prior to such date in accordance with the terms of the applicable Option Agreement.

11.  EFFECTIVE DATE

     This Plan shall be effective as of January 1, 1994; provided, however, that no Options may be granted under this Plan until this Plan has been approved by the affirmative votes of the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law.

12.  LEGAL ISSUES

     (a) COMPLIANCE AND CHOICE OF LAW; SEVERABILITY. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the Options, all documents evidencing Options and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan (subject to Section 12(b)) shall continue in effect.

     (b) PLAN CONSTRUCTION. (i) RULE 16b-3. It is the intent of the Company that this Plan and Options granted hereunder satisfy and be interpreted in a manner that in the case of recipients who are or may be subject to Section 16 of the Exchange Act ("Section 16 Persons") satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Option or Option Agreement would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, the Committee may determine that such provision shall be deemed void. (ii) SECTION 162(m). It is the further intent of the Company that Options granted under this Plan qualify as performance-based compensation under
Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent. Any provision, application or interpretation of this Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

     (c) NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the shares of Common Stock, under any other plan or authority.

13.  TRANSFER RESTRICTIONS

     Any Option that constitutes a derivative security (as defined in Rule 16a-1
(c) under the Exchange Act) and that is granted to or held by a person subject to Section 16 of the Exchange Act shall be subject to the restrictions on exercisability and on transfer set forth in or pursuant to Rule 16b-3, which restrictions are incorporated herein by this reference.

GRAPH DESCRIPTION: a map showing the Los Angeles area freeway system and directions to the Company's Annual Meeting of Stockholders.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

1.   Election of Directors    Nominees: Eric Lidow, Donald S. Burns and James D.
                                        Plummer
          _____ VOTE FOR the nominees listed above;
          _____ VOTE WITHHELD from the nominees;
          VOTE WITHHELD from the following nominee ___________________

2.   Proposed Amendment to Stock Option Plan of 1992.

          _____ FOR                _____ AGAINST                 _____ ABSTAIN

3. To ratify Coopers & Lybrand as independent auditors of the Company to serve for fiscal year 1995.

          _____ FOR                _____ AGAINST                 _____ ABSTAIN

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   Dated_____________________________, 1994
                                   ________________________________________
                                   ________________________________________

                                          Signature of Stockholder
                                         THIS PROXY MUST BE SIGNED
                                       EXACTLY AS NAME APPEARS HEREON

                                   Executors, administrators, trustees, etc.
                                   should give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.

                       INTERNATIONAL RECTIFIER CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR ANNUAL MEETING NOVEMBER 21, 1994

     The undersigned hereby constitutes and appoints Eric Lidow and Gerald A. Koris, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of International Rectifier Corporation to be held at the HEXFET America facility of the Company, 41915 Business Park Drive, Temecula, California, at 10:00 a.m., Pacific Standard Time, on the 21st day of November, 1994, and at any adjournments thereof, on all matters coming before said meeting.